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                                                  EXHIBIT 21, 1999 ANNUAL REPORT
                                                      FORM 10-K, COMMISSION FILE


                        NEWPORT NEWS SHIPBUILDING INC.
                                 SUBSIDIARIES


Subsidiaries of Newport News Shipbuilding Inc.      Place of      Percent of
(Parent and Registrant)                           Incorporation  Voting Power
------------------------------------------------  -------------  -------------

NNS Delaware Management Company                   Delaware           100%

Newport News Shipbuilding and Dry Dock Company    Virginia           100%

Continental Maritime of San Diego, Inc.           California         100%